Exhibit 17(a)


[ X ] PLEASE MARK VOTES
      AS IN THIS EXAMPLE


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   MUTUAL FUND TRUST
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CONTROL NUMBER:
RECORD DATE SHARES:


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Please be sure to sign and date this Proxy.     Date
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------Shareholder sign here----------------Co-owner sign here---------------


THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE
FOLLOWING PROPOSAL.

                                                   For     Against     Abstain
1. To approve or disapprove the reorganization    [   ]     [   ]       [   ]
   of the Cash Management Fund into the
   Chase Vista Prime Money Market Fund.


This proxy, if properly executed, will be voted in the manner directed by the shareholder.

If no direction is made, this proxy will be voted FOR the Proposal.

Please refer to the Proxy Statement for a discussion of the Proposal.



Mark box at right if an address change or comment has been         [   ]
noted on the reverse side of this card.

                               MUTUAL FUND TRUST
                              CASH MANAGEMENT FUND

This proxy is solicited on behalf of the Board of Trustees of Mutual Fund Trust for the Special Meeting of Shareholders to be held on October 5, 2000


The undersigned hereby appoints Vickie Preston, Colleen McCoy and Rodney Ruehle, and each of them, attorneys and proxies for the undersigned, with full power of substitution, and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund referenced above which the undersigned is entitled to vote at the Speicial Meeting of Shareholders to be held at 1211 Avenue of the Americas, New York, New York on October 5, 2000, at 11:00 p.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders. A majority of the proxies present and acting at the Special Meeting of Shareholders in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

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        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
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   NOTE: Please sign exactly as your name appears on this proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.
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HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

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